EXHIBIT 10.50
                    , 2009
Via Hand Delivery
[Name]
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Re: Amendment to Change of Control Agreement
Dear [Name]:
Reference is hereby made to that certain Change of Control Agreement (the “Change of Control Agreement”) by and between you and Alexza Pharmaceuticals, Inc. (the “Company”). In consideration of your continued employment, this agreement (the “Amendment”) amends the Change of Control Agreement as set forth below. Capitalized terms not otherwise defined herein shall have the meaning given them in the Change of Control Agreement.
     1. Amendment to Section 3(b) of the Change of Control Agreement. Section 3(b) of the Change of Control Agreement is hereby amended and restated in its entirety to read as follows:
“(b) all stock options, restricted stock units and other stock awards in the Company theretofore granted to you, and any restricted stock owned by you subject to a right of repurchase by the Company, shall vest immediately upon the Notice Date; provided that, the relevant stock option plan and such stock options, restricted stock units and other stock awards, as applicable, shall not have otherwise terminated in accordance with the terms thereof; and”
     2. Miscellaneous. Pursuant to Section 11 of the Change of Control Agreement, this Amendment shall be effective upon the execution hereof by your and a duly authorized officer of the Company. Except as amended as set forth above, the Change of Control Agreement shall continue in full force and effect. This Amendment is intended to be the sole agreement of the parties as it relates to the subject matter hereof and does hereby supersede all other agreements of the parties relating to the subject matter hereof. In the event of any inconsistencies between this Amendment and the Change of Control Agreement, the terms of this Amendment shall govern. Except as provided for herein, all other terms and conditions of the Change of Control Agreement shall remain unchanged. This Amendment may not be modified or amended except in writing signed by you and a duly authorized officer of the Company. This Amendment will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.
     3. Successors and Binding Agreement. This Amendment will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether or not through a Corporate Transaction (and such successor shall thereafter be deemed the “Company” for the purposes of this Amendment). This Amendment will inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

     4. Severability. If any provision of this Amendment shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Amendment shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
     5. Independent Counsel. You acknowledge that this Amendment has been prepared on behalf of the Company by counsel to the Company and that this counsel does not represent you, and is not acting on your behalf. You have been provided with an opportunity to consult with your own counsel with respect to this Amendment. You understand that the Company does not make any representation or warranty as to the tax treatment of your stock options, restricted stock units or other stock awards.
     6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
The Company appreciates your continuing contributions to Alexza Pharmaceuticals, Inc. Please sign below to indicate your understanding and acceptance of this Amendment and return the signed original to me at your earliest convenience.
Very truly yours,
Alexza Pharmaceuticals, Inc.
By:
Name:
Title:
Understood and Agreed:

[Name]	Date

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